                                                                    Exhibit 99.1

EMPIRE RESORTS  ANNOUNCES NEW VIDEO GAMING MACHINE REVENUE FORMULA BECOMES STATE
LAW

MONTICELLO,  N.Y., Apr 13, 2005 -- Empire Resorts Incorporated ("Empire") (NYNY)
announced  today  that the  pending  legislation  providing  relief to the video gaming  machine "VGM"  industry in NY State,  including the Company's  operation
Mighty M Gaming at  Monticello  Raceway,  was passed into law.  The  legislation changes the vendor fees which are based on net VGM  revenues to 32% of the first fifty million and 29% of the next one hundred million of such revenues.  The new law also provides for an additional  marketing  allowance of 8% of the first one hundred  million of net VGM  revenues.

Empire CEO Robert Berman stated,  "The passage of this new revenue formula is an important  event for our  company.  This new  structure  will put us on a better footing and give us the  resources  we need to optimize  our  business  model by expanding  our  marketing  efforts."  Berman  thanked New York State leaders for their  support  for making the VGM bill a part of this year's  historic  on-time budget.

Since the inception of the  Company's  VGM  operation on June 30, 2004,  through
March 31, 2005, Mighty M Gaming at the Monticello Raceway has had over 1,000,000 visitors and recorded VGM revenues in excess of $45,000,000.

About Empire Resorts:

Empire  operates the  Monticello  Raceway and is involved in the  development of other legal  gaming  venues in New York.  Empire  opened  Mighty M Gaming at the
Raceway site on June 30, 2004. The facility features 1,718 video gaming machines and amenities such as a 350-seat buffet and live nightly entertainment. Together with the Cayuga  Nation,  Empire has  announced  plans to develop a $500 million
"Class III" Native American casino and resort on a site adjacent to the Raceway.
In addition,  Empire has recently announced plans to develop a second casino and resort in the Catskills with the Seneca Cayuga Tribe of Oklahoma.

Statements in this press release  regarding the company's  business that are not historical  facts  are  "forward-looking  statements"  that  involve  risks  and uncertainties,  including  the  need for  regulatory  approvals,  financing  and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation  Reform Act of 1994, and as
such,  speak only as of the date made.  To the extent the  content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including  (i) the risk that the various  approvals  necessary as described  herein and other  approvals  required to be obtained  from the United
States  Congress,  the Bureau of Indian  Affairs,  the  National  Indian  Gaming
Regulatory  Commission,  the Governor of the State of New York and various other federal,  State and local governmental entities are not received,  (ii) the risk that financing  necessary for the proposed  programs or projects may not be able
to  be  obtained  because  of  credit  factors,   market   conditions  or  other
contingencies,  (iii) the risk that sovereign  Native  American  governments may exercise  certain broad rights with regard to termination of its agreements with the company (iv) the risk of  non-compliance  by various  counterparties  of the related  agreements,  and (v) general  risks  affecting the company as described from  time to time in it's  reports  filed  with  the  Securities  and  Exchange
Commission.  For a full discussion of such risks and uncertainties,  which could cause  actual  results to differ  from those  contained  in the  forward-looking statements,  see "Risk Factors" in the company's  Annual Report or Form 10-K for the most recently ended fiscal year.

CONTACT:     Empire Resorts, Inc.
             Charles A. Degliomini
             845-807-0001
             cdegliomini@empireresorts.com